Exhibit 99


                             DOL FILING CONFIRMATION


         I certify that the Plan Administrator of the Western Union International, Inc. 401(k) Plan for Collectively Bargained Employees has received a Statement of Assets and Liabilities and also that this statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                                      EIN#
                                                                 --------------
         Mellon Bank Temporary Investment Fund                   25-6078093-980


                                            WESTERN UNION INTERNATIONAL, INC.
                                            401(k) PLAN FOR COLLECTIVELY
                                            BARGAINED EMPLOYEES


         Date:  June 28, 1996



                                    By      Frank R. Conrad
                                            Frank R. Conrad
                                            Controller
                                            Western Union International, Inc.











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